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                                                                   Exhibit 10.2


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                          PROJECT COMPLETION AGREEMENT

                                      AMONG

                           CLOSED JOINT-STOCK COMPANY
                                "FOREST STARMA",

                            THE PIONEER GROUP, INC.,

                        INTERNATIONAL JOINT-STOCK COMPANY
                                "STARMA HOLDING"

                                       AND

                    OVERSEAS PRIVATE INVESTMENT CORPORATION

                          DATED AS OF DECEMBER 21, 1995


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                          PROJECT COMPLETION AGREEMENT
                                TABLE OF CONTENTS

                                                                         Page

Section 1.  Definitions ...................................................1
Section 2.  Interpretation ................................................2
Section 3.  Project Completion ............................................2
Section 4.  Nature of Obligations .........................................6
Section 5.  Waiver ........................................................8
Section 6.  Reinstatement of Guaranty .....................................8
Section 7.  Payments Free and Clear of Taxes, Etc .........................8
Section 8.  Representations and Warranties ................................9
Section 9.  Covenants of the U.S. Sponsor ................................10
Section 10.  Subrogation and Subordination ...............................11
Section 11.  Payments ....................................................11
Section 12.  Remedies; No Waiver .........................................12
Section 13.  Arbitration ................... .............................12
Section 14.  Time of Essence .............................................12
Section 15.  Jurisdiction and Consent to Suit ............................12
Section 16.  Arbitration .................................................12
Section 17.  Successors and Assigns ......................................13
Section 18.  Benefits of Agreement .......................................13
Section 19.  Notices .....................................................14
Section 20.  Governing Law ...............................................15
Section 21.  Jury Trial Waiver ...........................................15
Section 22.  Severability ................................................15
Section 23.  Amendments ..................................................15
Section 24.  Waiver of Litigation Payments ...............................15
Section 25.  Indemnity ...................................................15
Section 26.  Counterparts ................................................15
Section 27.  Termination .................................................16


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                          PROJECT COMPLETION AGREEMENT

    PROJECT COMPLETION AGREEMENT ("Agreement"), dated as of December 21, 1995, by and among CLOSED JOINT-STOCK COMPANY "FOREST STARMA", a joint stock company of the closed type, organized and existing under the legislation of the Russian Federation (the "Company"), THE PIONEER GROUP, INC., a corporation organized and existing under the laws of the state of Delaware (the" U.S. Sponsor"), INTERNATIONAL JOINT-STOCK COMPANY "STARMA HOLDING", a closed joint stock company, organized and existing under the legislation of the Russian Federation (the "Russian Sponsor") and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").

                                   WITNESSETH:
                                   ----------
    WHEREAS, the Sponsors together own beneficially and of record seventy-three percent (73%) of the shares of capital stock of the Company and the U.S. Sponsor owns beneficially additional shares of capital stock of the Company through its 32% holding of the capital stock of the Russian Sponsor;

    WHEREAS, under a Finance Agreement with the Company, dated as of the date hereof (the "Finance Agreement"), OPIC will guarantee a loan of up to $9,300,000 (the "Loan") to the Company upon condition, among other things, that the Sponsors enter into and perform this Agreement;

    WHEREAS, the Sponsors desire to induce OPIC to consent to the advance of the Loan, and, therefore, are willing to cause the Company to achieve Project Completion (as defined below) and in the interim to guarantee (on the terms set forth herein) the Company's obligations and the repayment of the Loan; and

    WHEREAS, all things have been done that are necessary to constitute this Agreement a valid contract;

    NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:

SECTION 1. DEFINITIONS.

    (a) Terms of this Agreement beginning with capital letters shall have the definitions given in the Finance Agreement, unless the context otherwise requires or specifies.






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                                       -2-

    (b) In addition, as used herein, the following terms shall have the following meanings:

    "COMPLETION CERTIFICATE" shall have the meaning ascribed thereto in Section 3(b)(vi).

    "COMPLETION DATE" shall have the meaning ascribed thereto in Section 3(b).

    "INDEMNIFIED PERSONS" shall have the meaning ascribed thereto in Section 24.

    "NET OPERATING CASH FLOW" shall mean, during the relevant Fiscal Year, (1) the aggregate of all gross revenues of the Company, plus (or minus) (2) any net foreign exchange transaction gains (or losses) and any net capital gains (or losses) realized by the Company, minus (3) the aggregate of (without duplication): (a) operating costs of the Company; (b) interest, fees and other amounts payable by the Company (other than amounts payable on the OPIC
    Loan), including transfers by the Company to the Cash Collateral Account;
    (c) interest payable by the Company with respect to capital leases or similar arrangements; (d) Taxes payable by the Company; (e) fees and commissions payable by the Company, pursuant to applicable laws, in connection with any mandatory conversion of Dollars or other currencies into Roubles or re-conversion of such Roubles into Dollars or other currencies (and unavoidable currency exchange losses in connection with such re-conversion), all in the ordinary course of business and at the optimal exchange rate.

    "PCA CALL" shall have the meaning ascribed thereto in Section 3(c)(i).

    "PCA CALL AMOUNT" shall have the meaning ascribed thereto in Section
    3(c)(i).

    "PCA SUBORDINATED LOAN" shall have the meaning ascribed thereto in Section 3(d).

    "POSITIVE CASH FLOW" shall mean, with respect to a Fiscal Year, a positive Net Operating Cash Flow.

    "PROJECT COMPLETION" shall have the meaning ascribed thereto in Section
    3(b).

    "SPONSORS" means the U.S. Sponsor and the Russian Sponsor, together, and the term "Sponsor" means either of the U.S. Sponsor or the Russian Sponsor, individually.

    "TEST" shall have the meaning ascribed thereto in Section 3(b)(ii)(A).




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                                       -3-

SECTION 2. INTERPRETATION.

    The rules of interpretation for this Agreement and the Exhibits hereto set forth in Section 1.02 of the Finance Agreement shall apply mutatis mutandis to this Agreement and the Exhibits hereto as if set forth in full in this Section 2.

SECTION 3. PROJECT COMPLETION.

    (a) SPONSORS' OBLIGATIONS. Subject to the terms and conditions hereof, each of the Sponsors hereby agrees, jointly and severally, (i) to cause the Company to fulfill all of the requirements needed to achieve Project Completion, (ii) up to the Completion Date, to unconditionally and irrevocably guarantee the payment of all of the Company's financial obligations as they become due and payable, including, without limitation, the Company's obligations under the Finance Agreement and the Notes, and (iii) upon a PCA Call from OPIC at any time or from time to time prior to the Completion Date, to make payment in full of the PCA Call Amount demanded from the Sponsors under the terms and conditions specified herein.

    (b) PROJECT COMPLETION DEFINED. "PROJECT COMPLETION" shall be deemed to mean and to occur on the date (the "COMPLETION DATE") that OPIC notifies the Sponsors and the Escrow Agent that the following conditions have been accomplished to the reasonable satisfaction of OPIC as of the date of the Completion Certificate:

         (i) PHYSICAL COMPLETION TESTS: all buildings, jetties, equipment, physical facilities, and necessary infrastructure for the Project shall have been procured, constructed, and installed utilizing first-class standards of workmanship and materials and in accordance with the Project plans and specifications, shall be operational and in good working condition, and shall meet manufacturers' specifications and the terms of applicable construction agreements;

         (ii) OPERATIONAL COMPLETION TESTS: following commencement of its timber logging operations and the giving of notice to OPIC by the Company of the date of commencement of a time period (the "Test Period"), the Company shall have achieved one of the following tests:

    (A) during a Test Period of 90 consecutive days, the Company shall have produced a minimum of 25,000 cubic meters of timber, shipped and invoiced the timber to clients and deposited the proceeds therefrom in the Timber Proceeds Account; or

    (B)  in the event that the Company has failed to meet the test set forth in
(A) above, after electing to continue the Test Period for an additional 90 consecutive days, the Company shall have produced, during a period of 180 consecutive days (including the initial 90 day period), a minimum of 55,000 cubic meters of timber from its operations, shipped and invoiced the timber to clients and deposited the proceeds therefrom in the Timber Proceeds Account.







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                                       -4-

         (iii) Legal conditions:
               ----------------
    (A) the Company shall have valid surface rights to the forestry tract covered by its cutting license, a valid Harvesting Plan, and valid leasehold interests free and clear of all Liens and encumbrances (except for security interests permitted by the Finance Agreement) to all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities now or then known to be required for the Project;

    (B) the Company shall have granted Liens in favor of OPIC with respect to all of the assets required to be pledged pursuant to the Finance Agreement, and in accordance with the requirements thereof;

    (c) all obligations of any kind of the Company through the Completion Date, including, without limitation, payment of all amounts at any time to become due up to Project Completion under contracts for construction, procurement, installation, and improvement of land, buildings, equipment, and facilities for the Project shall,have been met or waived; and

    (D) each Financing Document and each other document identified in the Finance Agreement as being necessary for the Project, including all relevant consents, licenses, approvals and authorizations shall be in full force and effect, to the extent applicable;

    (E) the Company shall have obtained all material consents, licenses, approvals and authorizations necessary for execution of the Financing Documents and for the construction and operation of the Project; all of which are listed in Schedule 4.09 of the Finance Agreement and all of which have been obtained as of the date hereof, with the exception of the following, which shall be obtained prior to Project Completion:

         A license under Article 18 of the Russian Law on Environmental Protection dated December 19, 1991, and an environmental agreement with the relevant regulatory authority at the local or regional level (it being understood that at present no procedures exist whereby such a license or agreement can be obtained but that the Company will be required to obtain such a license and agreement if the relevant procedures are put in place by the regional or local authorities).

    (F) no Event of Default (or condition or event that, with the giving of notice, or lapse of time, or both, could constitute an Event of Default) under the Finance Agreement shall then exist;

         (iv) Financial tests:
              ---------------
    (A) the ratio of the Company's Current Assets to Current Liabilities shall be no less than 1.5 to 1;





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                                      -5-


    (B) the ratio of the Company's Indebtedness to Adjusted Net Worth shall not exceed 1.857 to 1;

    (c) the Company shall have an Debt Service Ratio of at least 1.2 to 1; and
(D) the Company shall have made at least one principal repayment on the Loan as and when due from cash flow generated from the Project;

    (D) the Company shall have demonstrated a positive cash flow and a ratio of Net Operating Cash Flow to net sales of at least 30% for a period of six consecutive months (to be certified by an internationally recognized independent accounting firm); and

    (E) the Company shall have maintained the Cash Collateral Amount.

         (v) ENVIRONMENTAL COMPLETION TESTS: The IEAC (as defined in the Finance Agreement) shall have certified the compliance of the Project and the Company's Harvesting Plan with Schedule 5.12 of the Finance Agreement, in accordance with and as set forth in the Finance Agreement.

         (vi) COMPLETION CERTIFICATE DELIVERY: (A) the U.S. Sponsor shall have furnished OPIC with a certificate substantially in the form of Exhibit A (the "COMPLETION CERTIFICATE") certifying on behalf of the Sponsors that each of the requirements set forth in clauses (i) through (v) above has been satisfied as of the date of the Completion Certificate; and

                  (B) following receipt of the Completion Certificate, OPIC shall have determined that each of the requirements set forth in clauses (i) through (vi) above has been satisfied and shall have so notified the Sponsors in writing; PROVIDED, HOWEVER, that:

    (1) OPIC may require confirmation, at the Sponsors' reasonable expense, of any provision of such Completion Certificate, including by requesting delivery to OPIC of an independent consultant's report or an opinion of counsel satisfactory to OPIC; and

    (2) OPIC shall have the right to make reasonable requests for additional information or documents from the Sponsors to substantiate the accuracy or completeness of the Completion Certificate.

    Unless within ninety (90) days following receipt by OPIC of the Completion Certificate, OPIC notifies the U.S. Sponsor that either OPIC objects to the Completion Certificate or that such Certificate is inaccurate or incomplete and sets forth the basis for such objection or determination, as the case may be, OPIC shall be deemed to have notified the U.S. Sponsor that Project Completion and the Completion Date occurred on the last day of such ninety (90)-day period.

    (c) Calls for Completion Funds.
        --------------------------





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                                       -6-

         (i) If, from time to time, prior to the Completion Date, in the opinion of OPIC, the Company has insufficient funds to achieve Project Completion or to meet its obligations as they become due and payable, whether at stated maturity, by acceleration or otherwise (including, without limitation, all obligations due under or with respect of the Finance Agreement or the Notes, and any expenses (including reasonable attorneys' fees and expenses) incurred by OPIC in enforcing any rights under this Agreement), OPIC shall have the right to give written notice (each such notice shall be referred to herein as a "PCA CALL") to both of the Sponsors demanding payment of the amount of such deficiency (the "PCA CALL AMOUNT").

         (ii) Each of the Sponsors, jointly and severally, agrees that it shall make payment, or cause payment to be made, no later than ten (10) Business Days following the date of a PCA Call sent to it, of the full PCA Call Amount demanded from it in Dollars in immediately available funds.

         (iii) Payment of any PCA Call Amount shall be made as directed by OPIC in the PCA Call, whether to OPIC, or to the Company, or for application to any other obligations of the Company as OPIC may specify in its sole discretion. The Company hereby authorizes OPIC to establish an escrow account, if OPIC in its reasonable judgment and in good faith considers it necessary, on the Company's behalf, at a financial institution selected by OPIC for receipt of such funds to be advanced by any Sponsor, and each Sponsor agrees, if so directed by OPIC, to deposit the funds to be advanced by it in such escrow account. The Company hereby irrevocably authorizes and directs OPIC to charge from time to time such escrow account for amounts deemed necessary or desirable by OPIC, in its sole discretion, to be expended to cause the Company to achieve Project Completion or pay any or all debts or liabilities of the Company, including without limitation, principal, interest, or other amounts due under the Finance Agreement or the Notes, which have become due and payable (by stated maturity, acceleration, or otherwise) prior to the Completion Date or to protect OPIC's Liens. The Company hereby grants OPIC an irrevocable Power of Attorney, coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents to establish and operate such escrow account. The Sponsors and the Company agree that OPIC shall not incur any liability in connection with or arising from its exercise of such Power of Attorney or of the rights assigned to OPIC pursuant to this paragraph.

    (d) Investment of Funds.
        -------------------
         (i) Each advance of funds directed by OPIC to be made to the Company hereunder by a Sponsor shall be a subordinated loan (a "PCA SUBORDINATED LOAN").

         (ii) All PCA Subordinated Loans shall be subject to the terms of the Subordination Agreement.

         (iii) An advance under a PCA Subordinated Loan shall be: (A) evidenced by promissory notes or other documents or agreements of the Company satisfactory to OPIC making express reference to this Agreement and to the subordination provisions of the Subordination Agreement and dated the date of such advance;
(B) shall be repayable in accordance with the terms of the Subordination Agreement; (c) shall bear interest, which shall be payable subject to the provisions of the Subordination Agreement; and (D) shall be junior and subordinate in right of payment and in liquidation to the prior payment in full of all amounts due or to become due under the Finance Agreement or the Notes, as set forth in the Subordination Agreement.

         (v) Each of the Sponsors and the Company hereby agree to take all actions and execute all documents required by OPIC to implement each PCA Subordinated Loan in accordance with this Agreement.

SECTION 4. NATURE OF OBLIGATIONS.

    (a) The obligations of the Sponsors under this Agreement are joint and several, direct, absolute, unconditional, and irrevocable and shall not to any extent or in any way be reduced, limited, terminated, discharged, impaired, or otherwise affected by any of the following:

         (i) the Company's failure to pay a fee or provide other consideration to the Sponsors in consideration of its entering into this Agreement;

         (ii) the invalidity, lack of regularity, or unenforceability of any PCA Call or the absence of any action to enforce the same (except to the extent that such invalidity, or unenforceability arises is the result of a failure by OPIC to fulfill its obligations under the OPIC Guaranty);

         (iii) the occurrence or continuance of any Event of Default under the Finance Agreement or the Notes or any acceleration or required prepayment of the Indebtedness of the Company under or in respect of the Finance Agreement or the Notes as a result thereof or otherwise;

         (iv) any lack of validity or enforceability of, or any misrepresentation, irregularity, or other defect in, the Finance Agreement, the Notes, or any other agreement entered into in connection therewith;

         (v) any failure by OPIC to take any steps to preserve its rights to any Lien or in any Security Document securing the Loan, or any failure by OPIC to perfect or keep perfected its Liens in any collateral relating to the Loan, the Finance Agreement, or the Notes;

         (vi) any right, claim or defense, waiver, surrender, or compromise that any Sponsor may have under or in respect of this Agreement or otherwise;

         (vii) any failure to pay Taxes that may have been payable in respect of the issuance or transfer of the Notes or to register the same with any governmental agency or instrumentality or to obtain any governmental order, license, or permit in connection with such issuance or transfer;

         (viii) any modification or amendment (whether material or otherwise) of, or waiver, or consent, or other action taken with respect to, the Finance Agreement, the Notes, or any other agreement or document delivered pursuant to the terms of the Finance Agreement, including, without limitation, any forbearance, indulgence in, or extension of time for the payment by the Company of any amount payable under or in connection with the Finance Agreement, or any Note, or for the performance of any of the other obligations of the Company thereunder (any of which modifications, amendments, waivers, or consents may be agreed to or granted without the approval or consent of the Sponsors);

         (ix) any law, regulation, decree, or judgment now or hereafter in effect which may in any manner affect any of the Company's obligations under the Finance Agreement or any Note or any of OPIC's rights thereunder, whether or not the Company has a defense valid against OPIC and whether or not other guarantors of such obligations, if any, contribute to such payments;

         (x) the voluntary or involuntary liquidation, sale, or other disposition of all or any portion of the Company's assets, or the receivership, insolvency, bankruptcy, reorganization, or similar proceedings affecting the Company or its assets, or the release or discharge of the Company from any of its obligations under the Finance Agreement, or any Note, or the consolidation or merger of the Company;

         (xi) the recovery of any judgment against any Sponsor or any action to enforce the same, the insolvency or bankruptcy of any Sponsor, or any discharge, stay, injunction, or modification of the obligation to pay a PCA Call;

         (xii) any change of circumstances, whether or not foreseeable, and whether or not any such change does or might vary the risk of any Sponsor hereunder; or

         (xiii) any other circumstances, whether similar or dissimilar to the foregoing, that might otherwise constitute a defense available to, or a legal or equitable discharge of, a Sponsor in respect of any of its obligations under this Agreement, the Company, or any guarantor or surety of any of their respective obligations under any of the Financing Documents.

    (b) This Agreement is a guaranty of payment and not of collection. OPIC may require payment by the Sponsor jointly and severally and enforce the obligations of the Sponsors hereunder without first being required to:

         (i) enforce OPIC's claims against the Company, any Sponsor individually, or any other Person, firm, corporation, governmental authority, or other entity; or

         (ii) resort to any security or other guaranty for the Loan or the PCA Call Amount; or

         (iii) take any action except as provided in Section 3(c)(i) prior to receiving payment hereunder.

    (c) Notwithstanding anything to the contrary in this Agreement, each Sponsor agrees that OPIC may, at any time and from time to time, either before or after the maturity of the Loan, without notice to or further consent of such Sponsor, extend the time of payment of, exchange, or surrender any collateral for, or renew the Loan, and that OPIC may also make any agreement with the Company, the other Sponsor, or with any other party to or Person liable on the Loan or interested therein, for the extension, renewal., payment, compromise, discharge or release thereof, in whole or in part, or for any modification; Waiver, discharge, release, or settlement of the terms thereof or of any agreement between OPIC, the Company, and/or the other Sponsor (including, without limitation, this Agreement) or any other party or Person, without in any way impairing or affecting the obligations and liabilities of such Sponsor under this Agreement or requiring the written agreement or consent of such Sponsor and the Company, as the case may be.

SECTION 5. WAIVER.

    Each Sponsor hereby unconditionally waives presentment, demand, diligence, filing of claims with a court in the event of insolvency or bankruptcy of the Company, and any right to require a proceeding first against any Sponsor or the Company, and waives protest, notice (including notice of default of the Company), and all demands whatsoever of any kind to which such Sponsor might otherwise be entitled under applicable law with respect to the PCA Call Amounts. Each Sponsor hereby unconditionally agrees that its guaranty hereunder will not be discharged except by complete performance of the obligations contemplated under Section 3 or payment in full of all amounts due and to become due under the Finance Agreement or the Notes. Each Sponsor also waives all notices of the existence, creation, or incurring of any new or additional Indebtedness by the Company under the Financing Documents.

SECTION 6. REINSTATEMENT OF GUARANTY.

    The payment obligations of the Sponsors pursuant to this Agreement shall remain in full force and effect or shall be reinstated, as the case may be, if and to the extent that at any time any payment by the Company of any amount due and guaranteed hereunder is rescinded or must be returned, in whole or in part, in case of the bankruptcy, insolvency, or reorganization of the Company or otherwise, as if such payment had never been made by the Company.

SECTION 7. PAYMENTS FREE AND CLEAR OF TAXES, ETC.

    Any and all sums payable by a Sponsor hereunder shall be paid in full, free of any deductions or withholdings for any and all present and future Taxes. If a Sponsor shall be required by law to deduct any Taxes from or in respect of any sum payable to OPIC (i) the sum payable shall be increased as may be necessary so that after making all required deductions OPIC receives an amount equal to the sum it would have received had no such deductions been required, (ii) such Sponsor shall make such deductions, and (iii) such Sponsor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If OPIC pays any Taxes, such Sponsor, or at the option of the other Sponsor, the other Sponsor, shall, upon demand from OPIC, promptly reimburse OPIC in full for such payments.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

    A.   Each Sponsor represents and warrants to OPIC that:

    (a) As of the date hereof, the Sponsors own of record and beneficially, 73 % (seventy-three percent) of the issued and outstanding shares of capital stock of the Company and the U.S. Sponsor owns beneficially additional issued and outstanding shares of capital stock of the Company through its 32% holding of the capital stock of the Russian Sponsor.

    (b) It is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation referred to in the introductory paragraph of this Agreement, and has all requisite power and authority, corporate, partnership or otherwise, to execute, deliver and perform this Agreement in accordance with the terms hereof.

    (c) All necessary corporate actions to authorize its execution, delivery, and performance of this Agreement have been taken.

    (d) This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation enforceable against it in accordance with the terms hereof, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

    (e) All governmental approvals that are necessary for the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been duly obtained and are in full force and effect.

    (f) Neither it nor any of its properties has any immunity (or right to claim that it has any immunity) from the jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, or otherwise).

    (g) The execution, delivery, and performance by it of this Agreement do not require the consent or approval of any of its creditors and will not conflict with or constitute a breach or default under or violate any provision of its Charter Documents or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to it.

    (h) Each representation and warranty made by the Company to OPIC in the Finance Agreement is, to the knowledge of the Sponsor, true and correct in all material respects, and all material constituting the Application is true and correct in all material respects and accurately and completely describes the business and financial prospects of the Company and does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    (i) No Event of Default, and no event or condition that with the passage of time or the giving of notice, or both, could constitute an Event of Default under the Finance Agreement or under any agreement or instrument evidencing any Indebtedness of the U.S. Sponsor that gives the holder thereof the right to accelerate payment of such Indebtedness prior to its scheduled maturity, has occurred and is continuing, and no such event will occur upon its execution, delivery, or performance of this Agreement.

    (j) No action, suit, other legal proceeding, arbitral proceeding, or investigation is pending by or before any domestic or foreign court or governmental authority or in any arbitral or other forum, or, to its knowledge, is threatened, against it or any of its properties or rights that (i) relates to any of the transactions contemplated by this Agreement or any other Financing Document, or (ii) has, or if adversely determined is reasonably likely to have, a Material Adverse Effect.

    B.   The U.S. Sponsor represents and warrants to OPIC that:

    (a) Its balance sheet as at December 31, 1994, and the related statement of its income and retained earnings for the fiscal year then ended, certified by independent public accountants, copies of which have been furnished to OPIC, fairly present in all material respects the financial condition of the U.S. Sponsor as at such date and the results of its operations for the period ended on such date, all in accordance with U.S. GAAP, and since such date, there has been no change in its financial condition that is reasonably likely to have a Material Adverse Effect.

    (b) Since the date of the U.S. Sponsor's most recent Financial Statements delivered to OPIC hereunder, there has been no change in its financial condition from that set forth in such Financial Statements that is reasonably likely to have a Material Adverse Effect.

SECTION 9. COVENANTS OF THE SPONSORS.

    Unless OPIC otherwise agrees in writing each Sponsor covenants and agrees, until the Completion Date, as follows:

    (a) Each Sponsor shall promptly notify OPIC of each event that constitutes, or which with the lapse of time or the giving of notice or both could constitute, an Event of Default under the Finance Agreement, and of the occurrence of any other condition or event that is reasonably likely to have a Material Adverse Effect.

    (b) The U.S. Sponsor shall, upon request of OPIC, give, or cause to be given to, any representatives of OPIC access during normal business hours, and permit them to examine, copy, and make extracts from, any and all records and documents in the possession or subject to the control of such Sponsor relating to its operations and financial affairs in connection with the Project.

    (c) The U.S. Sponsor shall furnish to OPIC on or before the 60th day after the close of each quarter of each of its fiscal years, its consolidated and consolidating balance sheets as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with U.S. GAAP, certified by its chief financial officer as being complete and correct and fairly presenting the financial condition of the U.S. Sponsor as at the close of such quarter and the results of its operations for such quarter.

    (d) The U.S. Sponsor shall furnish to OPIC on or before the 100th day after the end of each of its fiscal years, its consolidated and consolidating balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with U.S. GAAP, certified by a finn of independent accountants (selected by it and acceptable to OPIC) as fairly presenting the financial condition of the U.S. Sponsor as at the close of such fiscal year and the results of its operations for such fiscal year.

    (e) Each Sponsor agrees to vote or to cause to be voted all of the shares of the Company presently held by it, as well as any other shares that it may directly or indirectly acquire or control in the future, in such manner, and take or cause to be taken any actions, corporate or otherwise, as shall be necessary to achieve the prompt and effective implementation and performance of all of the provisions of this Agreement.

    (f) The U.S. Sponsor shall furnish to OPIC from time to time such other statements and information as OPIC may reasonably request.

SECTION 10. SUBROGATION AND SUBORDINATION.

    Until all amounts .due or that may become due under or in respect of the Finance Agreement or the Notes have been paid in full, all PCA Subordinated Loans shall be subject to the provisions of the Subordination Agreement. In the event that a Sponsor receives any payment or distribution from the Company with respect to such interest in contravention of the Subordination Agreement or this Agreement, such Sponsor shall hold such payment or distribution in trust (as property of OPIC) and immediately pay over such amount or deliver to OPIC (with any necessary endorsement), such payment for application against the Loan.

SECTION 11. PAYMENTS.

    Any payments hereunder directed by OPIC to be paid (a) to OPIC, shall be paid to OPIC at the address set forth in Section 2.10(b) of the Finance Agreement, and for application in accordance with Section 2.10(d) of the Finance Agreement, or (b) to the Company, shall be made at the address set forth in
Section 18 hereof, or (c) to any other Person, shall be paid as OPIC may otherwise direct in the PCA Call.

SECTION 12. REMEDIES; NO WAIVER.

    (a) OPIC may proceed to protect and enforce its rights hereunder in any court or other tribunal by an action at law, suit in equity, or other appropriate proceedings, whether for damages, for the specific performance of any term hereof, or otherwise, or in aid of the exercise of any power granted hereby or by law. Each Sponsor hereby agrees, jointly and severally, to pay to OPIC on demand such amount in Dollars as shall be sufficient to cover OPIC's reasonable costs and expenses of any action or such remedies, including, without limitation, reasonable attorneys' fees, expenses, and disbursements.

    (b) No failure or delay by OPIC in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of its rights, powers, or remedies. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal fight. No waiver of any such fight shall be effective unless given in writing.

    (c) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers, or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

SECTION 13. TIME OF ESSENCE.

    The parties hereto agree that time shall be of the essence of this Agreement.

SECTION 14. JURISDICTION AND CONSENT TO SUIT.

    (a) Without prejudice to the rights of OPIC to bring suit in any appropriate domestic or foreign jurisdiction, any proceeding to enforce this Agreement may be brought by OPIC in any state or federal court of competent jurisdiction in the District of Columbia of the United States of America or in any other jurisdiction where a Sponsor or any of its property may be found. Each Sponsor hereby irrevocably waives any present or future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. Each Sponsor hereby further irrevocably waives any claim in any such court that any such action, suit, or proceeding brought therein has been brought in an inconvenient foram. Each Sponsor further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its obligation.

    (b) Prior to the fast Closing Date, each Sponsor shall irrevocably designate and appoint an agent satisfactory to OPIC for service of process in the District of Columbia as its authorized agent to receive, accept, and acknowledge on its behalf service of process in any such proceeding, and shall provide OPIC with evidence of the prepayment in full of the fees of such agent. Each Sponsor agrees that service of process upon said agent shall be deemed and held in every respect to be effective personal service upon it. Each Sponsor shall maintain such appointment (or that of a successor satisfactory to OPIC) continuously in effect at all times while the Company is obligated under the Finance Agreement or any Note. Nothing herein shall affect OPIC's right to serve process in any other manner permitted by applicable law.

SECTION 15. ARBITRATION.

    (a) ARBITRATION: RULES: VENUE: LANGUAGE. Any dispute, controversy, or claim arising out of, or relating to, or in connection with, this Agreement, and any dispute concerning the scope of this arbitration clause, may, at the option of OPIC and upon written notice to the Company and the Sponsors, be referred to for final settlement by arbitration. Such arbitration proceedings shall be conducted in accordance with the International Arbitration Rules of the International Chamber of Commerce ("ICC") in effect on the date on which the arbitration commences (the "RULES"). The seat of the arbitration shall be the City of New York, New York, unless OPIC directs that the place of arbitration shall instead be Washington, D.C. The arbitration shall be conducted in the English language. Upon the Company's and the Sponsors' receipt of a notice from OPIC of its election to settle by arbitration any dispute, controversy or claim pursuant to this Section 7.15, the Company and the Sponsors shall be obligated to settle such dispute, controversy or claim as provided in this Section 15. If any dispute, controversy or claim is referred to arbitration by

OPIC, the Company and the Sponsors hereby agree to the jurisdiction of the arbitral panel with respect to such dispute, controversy or claim to the exclusion of the courts of the Russian Federation or any other jurisdiction.

    (b) ARBITRATORS: SELECTION: QUALIFICATIONS. The arbitration shall be conducted by three arbitrators. OPIC shall appoint one arbitrator and the Company and the Sponsors shall appoint one arbitrator, and each shall notify the other of the name of its appointee within 60 days of the date of OPIC's notice to the Company and the Sponsors. The two arbitrators appointed by OPIC and the Company and the Sponsors shall together, within 60 days after the date on which the first two arbitrators were required to be appointed, appoint the third, presiding arbitrator. If OPIC and the Company and the Sponsors fail to appoint any arbitrator within the time limits provided hereunder, such arbitrators shall upon the written request of OPIC or the Company and the Sponsors, be appointed by the President of the ICC. Each arbitrator shall be fluent in the English language, shall be a disinterested person, and shall be an attorney qualified to practice law in the State of New York or the District of Columbia for a minimum of 5 years, with experience in representing lenders and borrowers in international project finance lending to private sector borrowers. OPIC, the Company or the Sponsors may, within 10 days of notice of an appointment, challenge the appointment of an arbitrator as lacking the qualifications set forth in the preceding sentence pursuant to the procedures prescribed by the Rules. Any determination by the ICC as to qualifications shall be final and binding and not subject to judicial review. If an arbitrator must be replaced for any reason, the appointing party shall endeavour to appoint a substitute arbitrator within a reasonable time.

    (c) LAW. Each arbitral panel established hereunder shall make its decisions entirely on the basis of this Agreement, the governing law provisions provided herein or therein, and the Rules.

    (d) STATEMENTS OF CLAIM AND DEFENSE: Representation: Proceedings. OPIC shall communicate its statement of claim in writing to the Company and the Sponsors and the arbitral panel within a period of time to be determined by the panel. The Company and/or the Sponsors shall file a statement of defense in writing following receipt of OPIC's statement of claim within a period of time to be determined by the panel. The parties may be represented or assisted by legal counsel of their choice. The arbitral panel shall determine a date on which it shall commence taking evidence, which date shall not be less than 60 days after the Company's and/or the Sponsors' submission of a statement of defense, unless OPIC directs otherwise. Where the Rules do not provide for a particular situation, the arbitral panel shall by a majority, in its absolute discretion, determine the course of action to be followed and its decision shall be final.

    (e) AWARDS. The arbitral panel shall issue a written decision and award within 60 days after the conclusion of the relevant proceedings. Any award of the arbitral panel shall be final and binding, and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction. Any money award shall be made and shall be payable in Dollars. The award shall be limited to the scope of the submission and in no circumstance shall the arbitral panel render an award EX AEQUO ET BONO or as AMIABLE COMPOSITEUR. If either party wishes to submit a request that the arbitral panel interpret the award or correct any clerical, typographical or computation errors, or make an additional award as to claims presented but omitted from the award, such request shall be submitted to the arbitral panel and the other party within 10 days after the award. If the panel considers such request justified, after considering the contention of the parties, the panel shall promptly comply with such request. The arbitral panel, OPIC, the Company or the Sponsors shall not be entitled to seek from any judicial authority or take any interm measures or provide any preaward relief against OPIC, the Company, or the Sponsors, notwithstanding any contrary provisions in the Rules.

    (f) COSTS, FEES AND EXPENSES. Each party shall pay its own costs, fees and expenses.

    (g) NO WAIVER. In invoking any arbitration pursuant to this Section 15, OPIC shall not be deemed to have waived any rights, immunities or privileges to which it or any of its directors, officers or employees are entitled. By submitting to arbitration, OPIC shall not be deemed to have Submitted to the jurisdiction of any court other than the United States Court of Claims in Washington D.C.

SECTION 16. SUCCESSORS AND ASSIGNS.

    This Agreement shall bind the successors and assigns of the Company and the Sponsors and shall inure to the benefit of OPIC, its successors, and assigns. Neither the Company nor any Sponsor may assign any of its obligations hereunder without the prior written consent of OPIC or its successors or assigns.

SECTION 17. BENEFITS OF AGREEMENT.

    Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder and under the Finance Agreement, any benefit or any legal or equitable right or remedy under this Agreement.

SECTION 18. NOTICES.

    Each notice, demand, report, or communication relating to this Agreement shall be in writing in the English language, shall be hand-delivered or sent by mail (postage prepaid), telegram, or facsimile transmission (with a copy by mail to follow, which copy shall not be required to effect notice), and shall be deemed duly given when sent to the following addresses, or to such other address or number as each party shall have last specified by notice to the other parties.

         TO THE U.S. SPONSOR

                  The Pioneer Group, Inc.
                  60 State Street,
                  Boston, MA 02109-1820
                  (Attn: Donald Hunter)

                  Facsimile: (617)422-4296

         with a copy to David Sylvester, Esq.
                  Hale and Dorr
                  Suite 1000
                  1455 Pennsylvania Avenue, N.W.
                  Washington D.C. 20004

                  Facsimile: 1-202-942-8484

         TO THE COMPANY

                  UL. KOPROVAYA, 4
                  KOMSOMOLSK - NA - AMURE
                  681005
                  RUSSIAN FEDERATION
                  (Attn: The President)

                  Facsimile: 0117-42172-46855

         with a copy to:

                  David Sylvester, Esq.
                  Hale and Dorr
                  Suite 1000
                  1455 Pennsylvania Avenue, N.W.
                  Washington D.C. 20004

                  Facsimile: 1-202-942-8484

         TO THE RUSSIAN SPONSOR

                  UL. KOPROVAYA, 4
                  KOMSOMOLSK - NA - AMURE
                  681005
                  RUSSIAN FEDERATION
                  (Attn: The President)

                  Facsimile: 0117-42172-46855

         TO OPIC (Attn.: Vice President and Treasurer, with a copy to the Vice
                  President for Finance):

                  Overseas Private Investment Corporation
                  1100 New York Avenue, N.W.
                  Washington, D.C. 20527
                  United States of America

                  Facsimile: 1-202-408-9862

SECTION 19. GOVERNING LAW.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE DISTRICT OF COLUMBIA, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

SECTION 20. JURY TRIAL WAIVER.

    The Sponsors and OPIC each hereby waives any right to have a jury participate in resolving any dispute arising out of, in connection with, related to, or incidental to the relationship established between them in connection with this Agreement, any other financing document, or any other instrument, document, or agreement executed or delivered in connection herewith or therewith or the transactions related thereto.

SECTION 21. SEVERABILITY.

    If any provisions of this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality, and enforceability of such provision in other jurisdictions, and the validity, legality, and enforceability of the other provisions in such jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 22. AMENDMENTS.

    The provisions hereof may be waived, supplemented, or amended only by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

SECTION 23. WAIVER OF LITIGATION PAYMENTS.

    In the event that any action or lawsuit is initiated by or on behalf of OPIC hereunder against the Company, any Sponsor, or any other party to any Financing Document, each Sponsor, to the fullest extent permissible under applicable law, irrevocably waives its right to, and agrees not to request, plead, or claim that an OPIC Plaintiff post, pay, or offer, any Litigation Payment, and each Sponsor further waives any objection it may now or hereafter have to an OPIC Plaintiff's claim that such OPIC Plaintiff should be exempt or immune from posting, making, or offering any such Litigation Payment.

SECTION 24. INDEMNITY.

    To the extent permitted by law, each Sponsor hereby indemnifies and holds harmless OPIC and its directors, officers, employees, agents, counsel, subsidiaries, and Affiliates (the "INDEMNIFIED PERSONS") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Financing Documents, or any of them or any of the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that (i) no Sponsor shall be liable to any Indemnified Person for any losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements that resulted from the gross negligence or willful misconduct of such Indemnified Person and (ii) to the extent that the loss, claim, damage, liability or other expense results from a failure by OPIC to fulfill its obligations under the OPIC Guaranty. Further, the Sponsors' indemnity obligations hereunder (i) shall not apply to the extent that the loss, claim, damage, liability or other expense arises from the Company's failure to pay its financial obligations under the Finance Agreement (with the exception of fraud); (ii) shall not in the aggregate exceed the amount of the loan; and (iii) shall end on the Project Completion Date.

SECTION 25. COUNTERPARTS.

    This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

SECTION 26. TERMINATION.

    Notwithstanding anything in this Agreement or elsewhere to the contrary, the obligations of the Sponsors hereunder shall terminate upon the earlier of the Completion Date, or the date on which all principal, interest, fees, and expenses due pursuant to the Finance Agreement or under the Notes have been indefeasibly paid in full and the Company has no further right to request Disbursements of the Loan or to cause Notes to be issued.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

         THE PIONEER GROUP, INC.


              /s/ John F. Cogan, Jr.
         ----------------------------------
         By       John F. Cogan, Jr.
            -------------------------------
         Its President
             ------------------------------


         CLOSED JOINT-STOCK COMPANY
         "FOREST STARMA"


              /s/
         ----------------------------------
         By
            -------------------------------
         Its
             ------------------------------


              /s/
         ----------------------------------
         By
            -------------------------------
         Its
             ------------------------------


         INTERNATIONAL JOINT-STOCK COMPANY
         "STARMA HOLDING"


              /s/
         ----------------------------------
         By
            -------------------------------
         Its
             ------------------------------



              /s/
         ----------------------------------
         By
            -------------------------------
         Its
             ------------------------------



         OVERSEAS PRIVATE INVESTMENT CORPORATION


              /s/
         ----------------------------------
         By
            -------------------------------
         Its  Finance Investment Officer
             ------------------------------

                                    EXHIBIT A
                        [FORM OF COMPLETION CERTIFICATE]

                             COMPLETION CERTIFICATE

DATE: ______________

TO:  Overseas Private Investment Corporation ("OPIC")
     1100 New York Avenue, N.W.
     Washington, D.C. 20527
     Attn.: Vice President and Treasurer, and [Finance - Regional Manager]

This Completion Certificate is submitted to OPIC pursuant to Section 3(b)(v) of
the Project Completion Agreement, dated as of        , 1995 (the "Project
Completion Agreement"), among Closed Joint-Stock Company "Forest Starma", a closed joint-stock company, organized and existing under the legislation of the Russian Federation (the Company"), The Pioneer Group, Inc., a corporation organized and existing under the laws of the state of Delaware (the "U.S. Sponsor"), International Joint-Stock Company "Starma Holding", a closed joint stock company, organized and existing under the legislation of the Russian Federation (the "Russian Sponsor") and OPIC.

All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Project Completion Agreement.

[Each of] the undersigned hereby certifies that [he][she] is an Authorized Officer of the [U.S. Sponsor][the Russian Sponsor], and further certifies that as of the date hereof each of the requirements set forth below has been satisfied as of the date hereof:

1. As required by Section 3(b)(i)(PHYSICAL COMPLETION TESTS), all buildings, jetties, equipment, facilities, and necessary infrastructure for the Project have been procured, constructed, and installed utilizing first-class standards of workmanship and materials and in accordance with the Project plans and specifications, are operational and in good working condition, and meet manufacturers' specifications and the terms of applicable construction agreements.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 1 [attach relevant supporting evidence][NOTE: Relevant supporting evidence may include an independent consultant's report, accountants' certificate, opinions of counsel, Authorized Officer's Certificate from the Sponsor(s) and/or the Company, audited Financial Statements, etc.].

2. As required by Section 3(b)(ii)(A)(OPERATIONAL COMPLETION TESTS), the Company has demonstrated the following: (A) following commencement of its timber logging operations and the giving of notice to OPIC by the Company of the date of commencement of a time period (the "Test Period"), the Company has achieved one of the following tests: (1) during a Test Period of 90 consecutive days, the Company shall has produced a minimum of 25,000 cubic meters of timber, shipped and invoiced the timber to clients and deposited the proceeds therefrom in the Timber Proceeds Account; or (2) after electing to continue the Test Period for an additional 90 consecutive days, the Company has produced, in the total of 180 consecutive days, a minimum of 55,000 cubic meters of timber from its operations, shipped and invoiced the timber to clients and deposited the proceeds therefrom in the Timber Proceeds Account;

(B) the Company has demonstrated a positive cash flow and a ratio of net operating cash flow to net sales of at least 30% for a period of six consecutive months; and

(c) the Company has maintained the Cash Collateral Amount.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 2A [attach relevant supporting evidence].

3. As required by Section 3(b)(iii)(A)(LEGAL CONDITIONS), the Company has valid surface rights to the forestry tract covered by its cutting license and valid leasehold interests free and clear of all Liens and encumbrances (except for security interests permitted by the Finance Agreement) to all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities now known to be required for the Project.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3A [attach relevant supporting evidence].

As required by Section 3(b)(iii)(B)(LEGAL CONDITIONS), the Company has granted Liens in favor of OPIC with respect to all of the assets required to be pledged pursuant to the Finance Agreement, and in accordance with the requirements thereof.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3B [attach relevant supporting evidence].

As required by Section 3(b)(iii)(C)(LEGAL CONDITIONS), all obligations of any kind of the Company through the Completion Date, including, without limitation, payment of all amounts at any time to become due up to Project Completion under contracts for construction, procurement, installation, and improvement of land, buildings, equipment, and facilities for the Project shall have been met or waived.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3C [attach relevant supporting evidence].

As required by Section 3(b)(iii)(D)(LEGAL CONDITIONS), each Financing Document and each other document identified in the Finance Agreement as being necessary for the Project, including all relevant licenses, remains in full force and effect, to the extent applicable.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3D [attach relevant supporting evidence].

As required by Section 3(b)(iii)(E)(LEGAL CONDITIONS), no Event of Default (or condition or event that, with the giving of notice, or lapse of time, or both, could constitute an Event of Default) under the Finance Agreement exists as of the date hereof.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 3E [attach relevant supporting evidence].

4. As required by Section 3(b)(iv)(A)(FINANCIAL TESTS), the ratio of the Company's Current Assets to Current Liabilities is no less than 1.5 to I; (B) the ratio of the Company's Indebtedness to Adjusted Net Worth does not exceed
1.857 to 1; and (C) the Company has an Indebtedness Service Ratio of at least
1.2 to 1; and (D) the Company has made at least one principal repayment on the Loan as and when due from cash flow generated from the Project;

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 4A [attach relevant supporting evidence].

5. As required by Section 3(b)(v)(ENVIRONMENTAL COMPLETION TESTS), the IEAC (as defined in the Finance Agreement) has certified the compliance of the Project and the Company's harvesting plan with the Guidelines Schedule in accordance with and as set forth in the Finance Agreement.

Evidence of the foregoing is attached hereto and made a part hereof as Schedule 5A [attach relevant supporting evidence].

The undersigned further certifies that the documents and materials attached hereto as Schedules are true, correct, and complete originals or copies.

The undersigned understands that Section 237(n) of the Foreign Assistance Act of 1961, as amended, provides for imprisonment, as well as fines, for knowingly submitting false statements or reports or willfully overvaluing any land, property, or security for the purpose of influencing in any way the actions of OPIC with respect to an OPIC-financial project.

IN WITNESS WHEREOF, [each of] the undersigned has hereunto set [his][her] hand on this ___ day of __________, 199_.



                       ----------------------------------
                      [PRINTED NAME OF AUTHORIZED OFFICER]
                          [TITLE OF AUTHORIZED OFFICER]
                             THE PIONEER GROUP, INC.



                       ----------------------------------
                      [PRINTED NAME OF AUTHORIZED OFFICER]
                          [TITLE OF AUTHORIZED OFFICER]
                        INTERNATIONAL JOINT-STOCK COMPANY
                                "STARMA HOLDING"


Attachments